                                                                    EXHIBIT 99.5


                       APACHE CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas producing properties from BP p.l.c. (BP) during the first and second quarter of 2003.

     The pro forma condensed consolidated statements of operations are presented to show income from continuing operations as if the BP transaction occurred as of the beginning of each period presented. The pro forma condensed consolidated balance sheet is based on the assumption that the BP transaction occurred effective March 31, 2003.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the BP transaction occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Apache's Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and the Statement of Combined Revenues and Direct Operating Expenses included herein.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (In thousands, except per share amounts)


                                                         APACHE            BP           PRO FORMA
                                                       HISTORICAL      HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                       -----------     -----------     -----------      -----------
REVENUES AND OTHER
   Oil and gas production revenues ...............     $ 2,559,748     $   930,549     $        --      $ 3,490,297
   Other .........................................             125              67              --              192
                                                       -----------     -----------     -----------      -----------
                                                         2,559,873         930,616              --        3,490,489
                                                       -----------     -----------     -----------      -----------
OPERATING EXPENSES
   Depreciation, depletion and amortization ......         843,879              --         322,227(a)     1,166,106
   International impairments .....................          19,600              --              --           19,600
   Operating costs ...............................         563,779         397,174              --          960,953
   General and administrative ....................         104,588              --              --          104,588
   Financing costs, net ..........................         112,833              --          11,211(b)       115,944
                                                                                                             (8,100)(c)
                                                       -----------     -----------     -----------      -----------
                                                         1,644,679         397,174         325,338        2,367,191
                                                       -----------     -----------     -----------      -----------
PREFERRED INTERESTS OF SUBSIDIARIES ..............          16,224              --              --           16,224
                                                       -----------     -----------     -----------      -----------
INCOME BEFORE INCOME TAXES .......................         898,970         533,442        (325,338)       1,107,074
   Provision (benefit) for income taxes ..........         344,641              --          75,789(d)       420,430
                                                       -----------     -----------     -----------      -----------
NET INCOME .......................................         554,329         533,442        (401,127)         686,644
   Preferred stock dividends .....................          10,815              --              --           10,815
                                                       -----------     -----------     -----------      -----------
INCOME ATTRIBUTABLE TO COMMON STOCK ..............     $   543,514     $   533,442     $  (401,127)     $   675,829
                                                       ===========     ===========     ===========      ===========
NET INCOME PER COMMON SHARE:
   Basic .........................................     $      1.83                                      $      2.13
   Diluted .......................................     $      1.80                                      $      2.10

Average common shares outstanding ................         297,233                          19,802(e)       317,035

Diluted common shares outstanding ................         304,612                          19,802(e)       324,414


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                    (In thousands, except per share amounts)

                                                                  APACHE             BP            PRO FORMA
                                                                HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                                -----------      -----------      -----------      -----------
REVENUES AND OTHER
   Oil and gas production revenues.........................     $   975,162      $   193,141      $        --      $ 1,168,303
   Other ..................................................          (8,553)               3               --           (8,550)
                                                                -----------      -----------      -----------      -----------
                                                                    966,609          193,144               --        1,159,753
                                                                -----------      -----------      -----------      -----------
OPERATING EXPENSES
   Depreciation, depletion and amortization ...............         214,349               --           49,157(a)       263,506
   Asset retirement obligation accretion ..................           5,313               --            4,715(f)        10,028
   Operating costs ........................................         170,550           93,825               --          264,375
   General and administrative .............................          27,831               --               --           27,831
   Financing costs, net ...................................          25,921               --            2,351(b)        26,070
                                                                                                       (2,202)(c)
                                                                -----------      -----------      -----------      -----------
                                                                    443,964           93,825           54,021          591,810
                                                                -----------      -----------      -----------      -----------
PREFERRED INTERESTS OF SUBSIDIARIES .......................           3,362               --               --            3,362
                                                                -----------      -----------      -----------      -----------
INCOME BEFORE INCOME TAXES ................................         519,283           99,319          (54,021)         564,581
   Provision for income taxes .............................         206,986          (14,552)          15,785(d)       208,219
                                                                -----------      -----------      -----------      -----------
INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE ..............         312,297          113,871          (69,806)         356,362
   Cumulative effect of change in accounting
     principle, net of income tax .........................          26,632               --               --           26,632
                                                                -----------      -----------      -----------      -----------
NET INCOME (LOSS) .........................................         338,929          113,871          (69,806)         382,994
   Preferred stock dividends ..............................           1,420               --               --            1,420
                                                                -----------      -----------      -----------      -----------
INCOME ATTRIBUTABLE TO COMMON STOCK........................     $   337,509      $   113,871      $   (69,806)     $   381,574
                                                                ===========      ===========      ===========      ===========
BASIC NET INCOME PER COMMON SHARE:
   Before change in accounting principle...................     $       .98                                        $      1.10
   Cumulative effect of change in accounting principle ....     $       .08                                        $      0.08
                                                                -----------                                        -----------

                                                                $      1.06                                        $      1.18
                                                                ===========                                        ===========
DILUTED NET INCOME PER COMMON SHARE:
   Before change in accounting principle...................     $       .97                                        $      1.09
   Cumulative effect of change in accounting principle ....             .08                                                .08
                                                                -----------                                        -----------
                                                                $      1.05                                        $      1.17
                                                                ===========                                        ===========
Average common shares outstanding .........................         318,509                             4,400(g)       322,909

Diluted common shares outstanding .........................         321,159                             4,400(g)       325,559


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003
                                 (In thousands)

                                                                    APACHE         PRO FORMA
                                                                  HISTORICAL      ADJUSTMENTS             PRO FORMA
                                                                 ------------     ------------           ------------
ASSETS
   Current assets ..........................................     $    998,166     $    (25,255)(1,3)     $    972,911
   Net property and equipment ..............................        9,642,951          919,835(1,4)        10,569,007
                                                                                         6,221(2)
   Other assets ............................................          231,165           16,181(4)             247,346
                                                                 ------------     ------------           ------------
                                                                 $ 10,872,282     $    916,982           $ 11,789,264
                                                                 ============     ============           ============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities .....................................     $    728,605      $    11,365(3)        $    739,970
   Long-term debt ..........................................        1,943,364          604,349(1)           2,547,713
   Deferred credits and other noncurrent liabilities .......        1,960,125          301,268(4)           2,261,393
   Preferred interests of subsidiaries .....................          437,088               --                437,088
                                                                 ------------     ------------           ------------
      Total Liabilities ....................................        5,069,182          916,982              5,986,164

   Shareholders' equity ....................................        5,803,100               --              5,803,100
                                                                 ------------     ------------           ------------
                                                                 $ 10,872,282     $    916,982           $ 11,789,264
                                                                 ============     ============           ============


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


BASIS OF PRESENTATION

     The unaudited pro forma statement of operations for the year ended December 31, 2002, is based on the audited financial statements of Apache for the year ended December 31, 2002, the audited statement of combined revenues and direct operating expenses for the BP properties for the year ended December 31, 2002, and the adjustments and assumptions described below.

     The unaudited pro forma statement of operations for the three months ended March 31, 2003, and the unaudited pro forma balance sheet as of March 31, 2003, are based on the unaudited financial statements of Apache as of and for the three months ended March 31, 2003, the unaudited statement of combined revenues and direct operating expenses for the BP properties for the three months ended March 31, 2003, and the adjustments and assumptions described below. Direct operating expenses include all costs associated with lifting, field processing and transportation, and associated marketing costs, including cost to sell and direct overhead.

     Both the Gulf of Mexico and North Sea assets acquired from BP were funded on March 13 and April 2, 2003, respectively, with net proceeds of approximately $554 million from the issuance of 19.8 million shares of common stock, adjusted for the two-for-one common stock split, in January 2003, and proceeds from additional debt of approximately $604 million borrowed under existing lines of credit and commercial paper.

     The purchase price allocation on the date of closing the BP transaction is preliminary pending actualization of estimated revenues and costs between the effective and closing dates. These revenues and expenses were estimated on the accrual basis for purposes of closing, and the purchase and sale agreements require a post-closing period to permit actual cash receipts and cash payments to replace estimated balances. There have been no material adjustments to date, and we do not anticipate that any remaining adjustments will be material.

                                          U.S. -          U.K. -
             IN THOUSANDS             GULF OF MEXICO     NORTH SEA          TOTAL*
     -----------------------------    --------------    -----------      -----------
     Proved Property                   $   539,110      $   854,835      $ 1,393,945
     Unproved Property                      57,500           65,000          122,500
     Working Capital acquired, net              --           10,957           10,957
     Asset Retirement Obligation           (69,000)        (250,887)        (319,887)
     Deferred Tax Liability                     --          (50,381)         (50,381)
                                       -----------      -----------      -----------
     Cash consideration                $   527,610      $   629,524      $ 1,157,134
                                       ===========      ===========      ===========

      * Property balance includes $12 million of transaction costs (U.S. - $4 million; North Sea - $8 million).

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - (CONTINUED)


PRO FORMA ADJUSTMENTS

     THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS REFLECT THE FOLLOWING
ADJUSTMENTS:

a. Record incremental depreciation, depletion and amortization expense, using the units-of-production method, resulting from the purchase of the BP properties.

b. Record interest expense associated with debt of approximately $604 million incurred under Apache's global credit facility to fund a portion of the purchase price before consideration of purchase price adjustments. Applicable interest rates on the facility were 1.9 percent for 2002 and 1.3 percent for the quarter ended March 31, 2003. The rate of interest varies daily and is market driven. A 1/8th percent increase or decrease in the interest rate would increase or decrease interest expense by approximately $775,000 in 2002 and $189,000 in the first three months of 2003.

c. Record capitalized interest, assuming $123 million of the purchase price is allocated to unproved oil and gas properties with the balance of the purchase price allocated to proved properties. Capitalized interest relating to unproved properties reflects a rate of 6.6 percent for 2002 and
     7.1 percent for the quarter ended March 31, 2003.

d. Record a pro forma income tax provision, reflecting statutory income tax rates in effect for the periods shown; a 35 percent rate for the Gulf of Mexico portion and a blended 43 percent for the North Sea portion.

e. Record the issuance of 19.8 million shares of Apache common stock, adjusted for the two-for-one common stock split, to finance the acquisition.

f.   Record asset retirement obligation on properties acquired from BP.

g. Record adjustment to reflect issuance of 19.8 million shares, adjusted for the two-for-one common stock split, as of January 1, 2003.

THE UNAUDITED PRO FORMA BALANCE SHEET REFLECTS THE FOLLOWING ADJUSTMENTS ASSOCIATED WITH THE BP ACQUISITION ACTIVITY SUBSEQUENT TO MARCH 31, 2003:

1. Record the purchase price for the BP properties, net of estimated purchase price adjustments totaling $95 million, funded with:

     o Cash and proceeds from additional borrowings of approximately $604 million.

     o    Purchase price adjustments are subject to further review and audit.

2.   Record transaction costs, which are primarily investment banking fees.

3.   Record acquired working capital items.

4. Record asset retirement obligation, additional deferred tax liabilities and other miscellaneous long-term assets and liabilities.

                       APACHE CORPORATION AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                   (UNAUDITED)


     The following table sets forth certain unaudited pro forma information concerning Apache's proved oil and gas reserves at December 31, 2002, giving effect to the BP transaction as if it had occurred on January 1, 2002. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.


PROVED OIL AND NATURAL GAS RESERVES

                                                                                      NATURAL GAS
                                                                    ------------------------------------------------
                                                                       APACHE             BP            PRO FORMA
                                                                    --------------   --------------   --------------
                                                                                 (MILLION CUBIC FEET)
December 31, 2001...............................................        4,005,331          337,810        4,343,141
Extension, discoveries and other additions......................          210,537                -          210,537
Purchase of minerals in-place...................................          220,572                -          220,572
Revisions of previous estimates.................................           21,423                -           21,423
Production .....................................................         (394,341)         (89,205)        (483,546)
Sales of properties ............................................           (8,886)               -           (8,886)
                                                                    --------------   --------------   --------------
December 31, 2002 ..............................................        4,054,636          248,605        4,303,241
                                                                    ==============   ==============   ==============

Proved developed reserves
    December 31, 2001...........................................        3,203,817          337,810        3,455,265
                                                                    ==============   ==============   ==============
    December 31, 2002...........................................        3,206,533          248,605        3,455,138
                                                                    ==============   ==============   ==============


                                                                        OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                                    ------------------------------------------------
                                                                       APACHE             BP            PRO FORMA
                                                                    --------------   --------------   --------------
                                                                                (THOUSANDS OF BARRELS)

December 31, 2001...............................................          599,388          211,507          810,895
Extension, discoveries and other additions......................           85,689                -           85,689
Purchase of minerals in-place...................................           12,164                -           12,164
Revisions of previous estimates ................................           (1,205)               -           (1,205)
Production .....................................................          (58,920)         (26,392)         (85,312)
Sales of properties.............................................             (351)               -             (351)
                                                                    --------------   --------------   --------------
December 31, 2002...............................................          636,765          185,115          821,880
                                                                    ==============   ==============   ==============

Proved developed reserves
    December 31, 2001...........................................          411,782          211,507          623,289
                                                                    ==============   ==============   ==============
    December 31, 2002...........................................          414,375          185,115          599,490
                                                                    ==============   ==============   ==============

                       APACHE CORPORATION AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                   (UNAUDITED)


     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Apache as of December 31, 2002, net of income tax expense, and giving effect to the acquisition of the BP properties as if it had occurred on January 1, 2002. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 2002. Cash flows relating to the BP properties are based on Apache's evaluation of reserves and on information provided by BP. Future income tax expense on the BP properties is based on Apache's purchase price allocation. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to Apache's financial statements for the fiscal year ended December 31, 2002, and the Statement of Combined Revenues and Direct Operating Expenses included herein, for a discussion of the assumptions used in preparing the information presented.

FUTURE NET CASH FLOWS                                        APACHE                  BP               PRO FORMA
---------------------                                    ----------------     -----------------    -----------------
                                                                               (IN THOUSANDS)
   Cash inflows.......................................   $    33,806,360      $     6,670,231      $    40,476,591
   Production and development costs...................        (9,075,565)          (3,977,203)         (13,052,768)
   Income tax expense.................................        (7,669,504)            (615,304)          (8,284,808)
                                                         ----------------     ----------------     ----------------
   Net cash flows.....................................        17,061,291            2,077,724           19,139,015
   10% discount rate..................................        (7,909,671)            (436,705)          (8,346,376)
                                                         ----------------     ----------------     ----------------
   Discounted future net cash flows...................   $     9,151,620      $     1,641,019      $    10,792,639
                                                         ================     ================     ================


     The following table sets forth the principal sources of change in discounted future net cash flows:

                                                             APACHE                  BP               PRO FORMA
                                                         ----------------     -----------------    -----------------
                                                                               (IN THOUSANDS)
   Sales, net of production costs.....................   $    (1,994,631)     $      (533,442)     $    (2,528,073)
   Net change in prices and production costs..........         4,767,785            1,658,306            6,426,091
   Discoveries and improved recovery, net of
     related costs....................................         1,885,266                    -            1,885,266
   Change in future development costs.................           222,160                    -              222,160
   Revisions of quantities............................           (15,400)                   -              (15,400)
   Purchases of minerals in-place.....................           603,608                    -              603,608
   Accretion of discount..............................           737,112               91,168              828,280
   Change in income taxes.............................        (2,200,925)            (458,264)          (2,659,189)
   Sales of properties................................           (14,502)                   -              (14,502)
   Change in production rates and other...............          (382,314)                   -             (382,314)
                                                         ----------------     ----------------     ----------------
                                                         $     3,608,159      $       757,768      $     4,365,927
                                                         ================     ================     ================